Exhibit 10.4

EMPLOYEE MATTERS AGREEMENT

BY AND BETWEEN PENN NATIONAL GAMING, INC. AND

GAMING AND LEISURE PROPERTIES, INC.

EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT (this “Agreement”), dated as of [•] is by and between  Penn National Gaming, Inc., a Pennsylvania corporation (“Penn”), and Gaming and Leisure Properties, Inc., a Pennsylvania corporation (“GLPI” and together with Penn, the “Parties” and each a “Party”).

WHEREAS, the board of directors of Penn has determined that it is in the best interests of Penn and its shareholders to create a new publicly traded company which shall operate the GLPI Business;

WHEREAS, in furtherance thereof Penn and GLPI have entered into that certain Separation and Distribution Agreement dated [•] (the “Separation Agreement”); and

WHEREAS, as contemplated by the Separation Agreement, Penn and GLPI desire to enter into this Agreement to provide for the allocation of assets, Liabilities, and responsibilities with respect to certain matters relating to employees (including employee compensation and benefit plans and programs) between them.

NOW, THEREFORE, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Separation Agreement.  For purposes of this Agreement the following terms shall have the following meanings:

1.1                               “Closing Penn Stock Price” has the meaning set forth in Section 5.2(a)(i)(2).

1.2                               “COBRA” means the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code Section 4980B and ERISA Sections 601 through 608.

1.3                               “Code” means the Internal Revenue Code of 1986, as amended, or any successor federal income tax law.  Reference to a specific Code provision also includes any proposed, temporary, or final regulation in force under that provision.

1.4                               “Effective Time” has the meaning set forth in the Separation Agreement.

1.5                               “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.  Reference to a specific provision of ERISA also includes any proposed, temporary, or final regulation in force under that provision.

1.6                               “Former GLPI Employee,” means, except as otherwise set forth on Schedule 1.6 any individual whose employment with either Party or any of its respective Subsidiaries and Affiliates terminated for any reason before the Effective Time, and who was primarily engaged in providing services to the GLPI Business as of the date of his or her termination of employment.

1.7                               “Former Penn Employee” means any individual whose employment with either Party or any of its respective Subsidiaries and Affiliates terminated for any reason before the Effective Time, other than a Former GLPI Employee.

1.8                               “GLPI 401(k) Plan” means the tax-qualified 401(k) defined contribution savings plan to be established by GLPI or a GLPI Group member prior to the Effective Time.

1.9                               “GLPI Change in Control” has the meaning set forth in Section 5.2(a)(ii)(2).

1.10                        “GLPI Employee,” means, except as otherwise set forth on Schedule 1.10, any individual who, as of the Effective Time, is either actively employed by or then on a short-term leave of absence from GLPI or a GLPI Group member (including maternity, paternity, family, sick, short-term disability leave, qualified military service under the Uniformed Services Employment and Reemployment Rights Act of 1994, and leave under the Family Medical Leave Act and other approved leaves) or who is so employed by Penn or a Penn Group member and who is primarily engaged in providing services to the GLPI Business as of the date hereof.

1.11                        “GLPI FSAs” has the meaning set forth in Section 4.3.

1.12                        “GLPI Health and Welfare Plans” has the meaning set forth in Section 4.1.

1.13                        “GLPI Long Term Incentive Plan” means the Gaming and Leisure Properties, Inc. 2013 Long Term Incentive Compensation Plan adopted or to be adopted by GLPI prior to the Effective Time.

1.14                        “GLPI Participant” means any individual who is a GLPI Employee or a Former GLPI Employee, and any beneficiary, dependent, or alternate payee of such individual, as the context requires.

1.15                        “HIPAA” means the health insurance portability and accountability requirements for “group health plans” under the Health Insurance Portability and Accountability Act of 1996, as amended.

1.16                        “Incentive Stock Option” means an option which qualifies as an incentive stock option under the provisions of Section 422 of the Code.

1.17                        “Initial Trading Day” has the meaning set forth in Section 5.2(a)(i)(2).

1.18                        “Opening GLPI Stock Price” has the meaning set forth in Section 5.2(a)(i)(2).

1.19                        “Opening Penn Stock Price” has the meaning set forth in Section 5.2(a)(i)(2).

1.20                        “Option” when immediately preceded by “Penn,” means an option (either nonqualified or an Incentive Stock Option) to purchase Penn Common Shares granted by Penn prior to the Effective Date pursuant to a Penn Equity-Based Plan and, when immediately preceded by “GLPI,” means an option to purchase shares of GLPI Common Stock, which option is granted pursuant to the GLPI Long Term Incentive Plan as part of the adjustment to Penn Options as set forth in Section 5.2.

1.21                        “Participating Company” means (a) Penn, (b) any Person (other than an individual) that Penn has approved for participation in, and which is participating in, a Plan and (c) any Person (other than an individual) which, by the terms of such a Plan, participates in such Plan.

1.22                        “Penn Change in Control” has the meaning set forth in Section 5.2(a)(ii)(2).

1.23                        “Penn Defined Contribution Plan” means the Penn National Gaming, Inc. 401(k) Plan.

1.24                        “Penn Employee” means any individual who, as of the Effective Time, is either actively employed by or then on a leave of absence from Penn or a Penn Group member (including maternity, paternity, family, sick, short-term or long-term disability leave, qualified military service under the Uniformed Services Employment and Reemployment Rights Act of 1994, and leave under the Family Medical Leave Act and other approved leaves), but does not include any GLPI Employee.

1.25                        “Penn Equity-Based Plans” means the Penn National Gaming, Inc. 2003 Long Term Incentive Compensation Plan and the Penn National Gaming, Inc. 2008 Long Term Incentive Compensation Plan, each as amended from time to time.

1.26                        “Penn FSAs” has the meaning set forth in Section 4.3.

1.27                        “Penn Health and Welfare Plans” means the health and welfare plans sponsored and maintained by Penn or any Penn Group member immediately prior to the Effective Time which provide group health, life, dental, accidental death and dismemberment, health care reimbursements, dependent care assistance and disability benefits.

1.28                        “Penn Participant” means any individual who is a Penn Employee or a Former Penn Employee, and any beneficiary, dependent, or alternate payee of such individual, as the context requires.

1.29                        “Plan,” when immediately preceded by “Penn,” means any plan, policy, program, payroll practice, on-going arrangement, contract, trust, insurance policy or other agreement or funding vehicle (including a Penn Health and Welfare Plan) for which the eligible classes of participants include employees or former employees of Penn or a Penn Group member (which may include employees of GLPI Group members prior to the Effective Time), and when immediately preceded by “GLPI,” means any plan, policy, program, payroll practice, on-going arrangement, contract, trust, insurance policy or other agreement or funding vehicle (including a GLPI Health and Welfare Plan) for which the eligible classes of participants are limited to employees or former employees (and their eligible dependents) of GLPI or a GLPI Group member, but no other Penn Group member.

1.30                        “Purging Distribution” means the dividend GLPI will declare to its shareholders, in connection with its election to be taxed as a real estate investment trust (a “REIT”) for U.S. federal income tax purposes, to distribute any accumulated earnings and profits relating to its real property assets and attributable to any pre-REIT years to comply with certain REIT qualification requirements.

1.31                        “Purging Distribution Exchange Ratio” has the meaning set forth in Section 5.2(a)(ii)(6)(A).

1.32                        “Restricted Award,” when immediately preceded by “Penn,” means a Penn Restricted Stock Unit or a Penn Restricted Stock Award and when immediately preceded by “GLPI,” means a GLPI Restricted Stock Unit or a GLPI Restricted Stock Award, which is granted pursuant to the GLPI Long Term Incentive Plan as part of the adjustment to Penn Restricted Awards as set forth in Section 5.2.

1.33                        “Restricted Stock Award,” when immediately preceded by “Penn,” means a Penn Common Share granted by Penn prior to the Effective Date pursuant to a Penn Equity-Based Plan which is subject to vesting and forfeiture restrictions and when immediately preceded by “GLPI,” means a share of GLPI Common Stock, which is granted pursuant to the GLPI Long Term Incentive Plan as part of the adjustment to Penn Restricted Stock Awards as set forth in Section 5.2 which is subject to vesting and forfeiture restrictions.

1.34                        “Restricted Stock Unit,” when immediately preceded by “Penn,” means a unit granted by Penn prior to the Effective Date pursuant to a Penn Equity-Based Plan representing a general unsecured promise by Penn to deliver an amount in cash equal to the value of a Penn Common Share and when immediately preceded by “GLPI,” means a unit granted by GLPI representing a general unsecured promise by GLPI to deliver an amount in cash equal to the value of a share of GLPI Common Stock, which unit is granted pursuant to the GLPI Long Term Incentive Plan as part of the adjustment to Penn Restricted Stock Units as set forth in Section 5.2.

1.35                        “Stock Appreciation Right” when immediately preceded by “Penn,” means a right to receive a payment in cash equal in value to the increase in value of Penn Common Shares over a designated strike price granted by Penn prior to the Effective Date pursuant to a Penn Equity-Based Plan and, when immediately preceded by “GLPI,” means a right to receive a payment in cash equal in value to the increase in value in shares of  shares of GLPI Common Stock over a designated strike price, which right is granted pursuant to the GLPI Long Term Incentive Plan as part of the adjustment to Penn Stock Appreciation Rights as set forth in Section 5.2.

ARTICLE II

TRANSFER OF GLPI EMPLOYEES; GENERAL PRINCIPLES

2.1                               Transfer of Employment of Certain GLPI Employees.  Penn and GLPI will cause the employment of each GLPI Employee who is not employed by a GLPI Group member as of the date hereof to be transferred to a GLPI Group member prior to the Effective Time.

2.2                               Assumption and Retention of Liabilities.  Penn and GLPI intend that employment-related Liabilities associated with Penn Participants are to be retained or assumed by Penn or a Penn Group member, and employment-related Liabilities associated with GLPI Participants are to be assumed by GLPI or a GLPI Group member, in each case, except as specifically set forth herein.  Accordingly, as of the Effective Time:

(a)                                 Penn or another member of the Penn Group hereby retains or assumes and agrees to pay, perform, fulfill, and discharge, except as expressly provided in this Agreement, (i) all Liabilities arising under or related to Penn Plans, (ii) all employment or service-related Liabilities with respect to (A) all Penn Participants and (B) any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or non-payroll worker or in any other employment or similar relationship primarily connected to Penn or a Penn Group member and (iii) any Liabilities expressly transferred to Penn or a Penn Group member under this Agreement; and

(b)                                 GLPI or another member of the GLPI Group hereby retains or assumes and agrees to pay, perform, fulfill, and discharge, except as expressly provided in this Agreement, (i) all Liabilities arising under or related to GLPI Plans, (ii) all employment or service-related Liabilities with respect to (A) all GLPI Participants and (B) any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or non-payroll worker or in any other employment or similar relationship primarily connected to GLPI or a GLPI Group member and (iii) any Liabilities expressly transferred to GLPI or a GLPI Group member under this Agreement.

2.3                               GLPI Participation in the Penn Plans.  Effective as of the Effective Time, GLPI and each GLPI Group member shall cease to be Participating Companies in any Penn Plan, and Penn and GLPI shall take all necessary action before the Effective Time to effectuate such cessation as a Participating Company.

2.4                               Sponsorship of the GLPI Plans.  Effective no later than immediately prior to the Effective Time, Penn and GLPI shall take such actions (if any) as are required to cause GLPI or a GLPI Group member to assume, sponsorship of, and all Liabilities with respect to, each GLPI Plan.

2.5                               No Duplication of Benefits; Service and Other Credit.  Penn and GLPI shall adopt, or cause to be adopted, all reasonable and necessary amendments and procedures to prevent GLPI Participants from receiving duplicative benefits from the Penn Plans and the GLPI Plans. With respect to GLPI Employees, each GLPI Plan shall provide that for purposes of determining eligibility to participate, vesting, and entitlement to benefits (but not for accrual of pension benefits under any defined benefit pension plan), service prior to the Effective Time with Penn or a Penn Group member shall be treated as service with GLPI or the applicable GLPI Group member.  Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations under any GLPI Plan.

Each GLPI Plan shall, to the extent practicable, waive pre-existing condition limitations with respect to GLPI Employees.   GLPI shall honor any deductible, co-payment and out-of-pocket maximums incurred by the GLPI Employees and their eligible dependents under the Penn Plans in which they participated immediately prior to the Effective Time during the portion of the calendar year prior to the Effective Time in satisfying any deductibles, co-payments or out-of-pocket maximums under the GLPI Plans in which they are eligible to participate after the Effective Time in the same plan year in which such deductibles, co-payments or out-of-pocket maximums were incurred.

2.6                               Reimbursements. From time to time after the Effective Time, the Parties shall promptly reimburse one another, upon reasonable request of the Party requesting reimbursement and the presentation by such Party of such substantiating documentation as the other Party shall reasonably request, for the cost of any Liabilities satisfied or assumed by the Party requesting reimbursement or its Affiliates that are made pursuant to this Agreement, the responsibility of the other Party or any of its Affiliates.

2.7                               Approval of Plan.  (i) Prior to the Effective Time, Penn shall cause GLPI to adopt the GLPI Long Term Incentive Plan and (ii) at or prior to the Effective Time, Penn and GLPI shall take all actions as may be necessary to approve the GLPI Long Term Incentive Plan in order to satisfy the requirements of the applicable rules and regulations of the NASDAQ.

2.8                               Delivery of Shares; Registration Statement.  From and after the Effective Time, GLPI shall have sole responsibility for delivery of shares of GLPI Common Stock pursuant to awards issued under a GLPI Plan in satisfaction of any obligations to deliver such shares under the GLPI and/or Penn Plans (including delivery to Penn Employees and Former Penn Employees) and shall do so without compensation from any Penn Group member.  GLPI shall cause a registration statement on Form S-8 (or other appropriate form) to be filed with respect to such issued or issuable shares prior to the Effective Time and shall cause such registration to remain in effect for so long as there may be an obligation to deliver GLPI shares under such GLPI and/or Penn Plans.  Penn shall use commercially reasonable efforts to assist GLPI in completing such registration.  GLPI and Penn shall cooperate to establish a procedure whereby the other Party shall be promptly informed of the obligation to deliver shares to a current or Former GLPI Employee or a Penn Employee, as the case may be.

2.9                               Labor Relations.  To the extent required by applicable Law or any agreement with a labor union, works council or similar employee organization, GLPI shall provide notice, engage in consultation and take any similar action which may be required on its part in connection with the Distribution and shall fully indemnify each Penn Group member against any Liabilities arising from its failure to comply with such requirements.

ARTICLE III

DEFINED CONTRIBUTION AND NON-QUALIFIED DEFERRED COMPENSATION PLANS

3.1                               401(k) Plan.

(a)                                 Establishment of Plan and Trust.  Penn and GLPI shall adopt or cause to be adopted the GLPI 401(k) Plan and any trust agreements or other plan documents reasonably necessary and shall cause trustees to be appointed for such plan.  Such actions shall be completed prior to the Effective Time.

(b)                                 Assumption of Liabilities and Transfer of Assets.  In accordance with applicable Law, Penn and GLPI shall cause, in the manner described herein, the accounts under the Penn Defined Contribution Plan of each GLPI Employee to be transferred to the GLPI 401(k) Plan prior to or as soon as practicable after the Effective Time.  Prior to or as soon as practicable after the Effective Time: (i) Penn shall cause the accounts (including any outstanding loan balances) of each GLPI Employee and in the Penn Defined Contribution Plan to be transferred to the GLPI 401(k) Plan and its related trust; (ii) the GLPI 401(k) Plan shall assume and be solely responsible for all liabilities under the GLPI 401(k) Plan relating to the accounts that are so transferred as of the time of such transfer; and (iii) GLPI shall cause such transferred accounts to be accepted by the GLPI 401(k) Plan and its related trust and shall cause the GLPI 401(k) Plan to satisfy all protected benefit requirements under the Code and applicable Law with respect to the transferred accounts.

(c)                                  Service Crediting.  In determining whether a GLPI Employee is vested in his or her account under the GLPI 401(k) Plan, the GLPI 401(k) Plan shall credit each GLPI Employee with all the individual’s service credited under the Penn Defined Contribution Plan.  Participants in the Penn Defined Contribution Plan will not be treated as having experienced a termination of service for purposes of such plans as a result of the Distribution or the occurrence of the Effective Time.

3.2                               Other Non-Qualified Deferred Compensation Plans.  Prior to the Effective Time, GLPI shall establish a non-qualified deferred compensation plan or plans substantially identical to the non-qualified deferred compensation plan or plans of Penn in which GLPI Employees participate.  Prior to or upon the Effective Time, GLPI and the applicable GLPI plan shall assume all Liabilities with respect to each GLPI Employee who participates in a corresponding Penn deferred compensation plan.  Prior to or upon the Effective Time, Penn shall cause the Penn National Gaming, Inc. Deferred Compensation Trust to transfer to a corresponding “rabbi” trust of GLPI all assets held in the Penn National Gaming, Inc. Deferred Compensation Trust in respect of GLPI Employees participating in non-qualified deferred compensation plans of Penn.  For purposes of determining when a distribution is required from the GLPI Plans described in this Section 3.2, GLPI Employees who were participants in such plans will be treated as not having experienced a separation from service until such employees have separated from service from all GLPI Group members.

ARTICLE IV

HEALTH AND WELFARE PLANS

4.1                               Cessation of Participation in Penn Health and Welfare Plans.  Prior to the Effective Time, GLPI shall establish health and welfare plans (the “GLPI Health and Welfare Plans”) which generally correspond to the Penn Health and Welfare Plans in which GLPI Employees participate immediately prior to the Effective Time.  As of the Effective Time GLPI Employees shall cease to participate in the Penn Health and Welfare Plans and shall commence participation in the corresponding GLPI Health and Welfare Plan.  GLPI shall cause GLPI Employees and their covered dependents who participate in Penn Health and Welfare Plans immediately before the Effective Time to be automatically enrolled as of the Effective Time in GLPI Health and Welfare Plans corresponding to the Penn Health and Welfare Plans in which the GLPI Employee or his or her covered dependents, if any, participated immediately before the Effective Time.  The transfer of employment from Penn or a Penn Group member to GLPI or a GLPI Group member prior to or as of the Effective Time shall not be treated as a “status change” with respect to any GLPI Employee under the Penn Health and Welfare Plans or the GLPI Health and Welfare Plans.

4.2                               Allocation of Health and Welfare Plan Liabilities.  All outstanding Liabilities relating to, arising out of, or resulting from health and welfare coverage or claims incurred by or on behalf of GLPI Employees or their covered dependents under the Penn Health and Welfare Plans on or before the Effective Time shall be assumed by GLPI upon the Effective Time.

4.3                               Flexible Spending Plan Treatment.  Prior to the Effective Time, GLPI shall establish a dependent care spending account and a medical care spending account (the “GLPI FSAs”) effective as of the Effective Time, which GLPI FSAs shall have terms that are substantially identical to the analogous Penn dependent care and medical care flexible spending accounts (the “Penn FSAs”) as in effect immediately prior to the Effective Time.  GLPI and Penn shall take all steps necessary or appropriate so that the account balances (if any) under the Penn FSAs of each GLPI Employee who has elected to participate therein in the year in which the Effective Time occurs shall be transferred, as soon as practicable after the Effective Time from the Penn FSAs to the corresponding GLPI FSAs.  The GLPI FSAs shall assume responsibility as of the Effective Time for all outstanding dependent care and medical care claims under the Penn FSAs of each GLPI Employee for the year in which the Effective Time occurs and shall assume and agree to perform the obligations of the analogous Penn FSA from and after the Effective Time.  GLPI shall take all steps necessary or appropriate so that the contribution elections of each such GLPI Employee as in effect immediately before the Effective Time remain in effect under the GLPI FSAs following the Effective Time. As soon as practicable, after the Effective Time, Penn shall transfer to GLPI an amount equal to the total contributions made to the Penn FSAs by GLPI Employees in respect of the plan year in which the Effective Time occurs, reduced by an amount equal to the total claims already paid to GLPI in respect of such plan year. From and after the Effective Time, Penn shall provide GLPI with such information such entity may reasonably request to enable it  to verify any claims information pertaining to a Penn FSA.

4.4                               Workers’ Compensation Liabilities.  All workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by GLPI Employees or Former GLPI Employees that result from an accident or from an occupational disease which is incurred or becomes manifest, as the case may be, on or before the Effective Time and while such individual was employed by Penn or a Penn Group member shall be assumed by GLPI as of the Effective Time.  GLPI and each GLPI Group member shall also be solely responsible for all workers’ compensation Liabilities relating to, arising out of, or resulting from any claim incurred for a compensable injury sustained by a GLPI Employee that results from an accident or from an occupational disease which is incurred or becomes manifest, as the case may be, after the Effective Time.  Penn, each Penn Group member, GLPI and each GLPI Group member shall cooperate with respect to any notification to appropriate governmental agencies of the disposition and the issuance of new, or the transfer of existing, workers’ compensation insurance policies and claims handling contracts.

4.5                               Payroll Taxes and Reporting.  Penn and GLPI (i) shall, to the extent practicable, treat GLPI (or a GLPI Group member designated by GLPI) as a “successor employer” and Penn (or the appropriate Penn Group member) as a “predecessor,” within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to GLPI Employees for purposes of taxes imposed under the United States Federal Unemployment Tax Act or the United States Federal Insurance Contributions Act, and (ii) hereby agree to use commercially reasonable efforts to implement the alternate procedure described in Section 5 of Revenue Procedure 2004-53.  Without limiting in any manner the obligations and Liabilities of the Parties under the Tax Sharing Agreement, including all withholding obligations otherwise set forth therein, Penn, each Penn Group member, GLPI and each GLPI Group member shall each bear its responsibility for payroll tax obligations and for the proper reporting to the appropriate governmental authorities of compensation earned by their respective employees after the Effective Time, including compensation related to the exercise of Options or the vesting or exercise of other equity awards, including in instances where such equity awards are with respect to the equity of the other Party.

4.6                               COBRA and HIPAA Compliance.  As of the Effective Time, GLPI shall assume and be responsible for administering compliance with the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the Penn Health and Welfare Plans with respect to GLPI Participants who incur a COBRA qualifying event or loss of coverage under the Penn Health and Welfare Plans at any time on or before the Effective Time.  GLPI shall also be responsible for administering compliance with the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the GLPI Health and Welfare Plans with respect to GLPI Participants who incur a COBRA qualifying event or loss of coverage under the GLPI Health and Welfare Plans at any time after the Effective Time.

4.7                               Vacation and Paid Time Off.  As of the Effective Time, the applicable GLPI Group Member shall credit each GLPI Employee with the unused vacation days and personal and sickness days that such individual has accrued immediately prior to the Effective Time in accordance with the vacation and personnel policies applicable to such employee immediately prior to the Effective Time.

ARTICLE V

INCENTIVE COMPENSATION, EQUITY COMPENSATION AND OTHER BENEFITS

5.1                               Annual Cash-Based Incentive Plans.  As soon as practicable following the close of the calendar year in which the Effective Time occurs, Penn shall pay each GLPI Employee who is participating in an annual cash incentive bonus program of Penn or a Penn Group member a pro-rata portion of such GLPI Employee’s annual incentive bonus under such plan, based on actual performance for such year, pro-rated for the portion of the annual performance period which has elapsed as of the Effective Time.

5.2                               Awards under the Penn Equity-Based Plans.  Unless otherwise determined by Penn, Penn and GLPI shall use their commercially reasonable efforts to take all actions necessary or appropriate so that each outstanding Penn Option, Stock Appreciation Right, Restricted Stock Award and Restricted Stock Unit outstanding immediately prior to the Effective Time shall be adjusted as set forth in this Section 5.2; provided, however, that any Penn Option outstanding immediately prior to the Effective Time and held by individual who is then serving as a member of the Penn board of directors shall not be adjusted in the manner set forth in this Section 5.2.  Penn Restricted Stock Units held by individuals who are serving as members of the Penn board of directors as of the Effective Time shall be adjusted in the manner set forth in Section 5.2(c).

(a)                                 Options.

(i)                                     Conversion.  Each Penn Option which is outstanding immediately prior to the Effective Time will be converted upon the Effective Time into two separate options, an adjusted Penn Option and a GLPI Option, as set forth below.  Conversion of any Penn Option which constitutes an Incentive Stock Option shall be effected in a manner which complies with the requirements of Section 424 of the Code.

(1)                                 Number of Shares Subject to Options.  The number of Penn Common Shares subject to each of the adjusted Penn Options will be equal to the number of Penn Common Shares subject to the Penn Option immediately prior to the Effective Time.  The number of shares of GLPI Common Stock subject to the GLPI Option will be equal to the number of Penn Common Shares subject to the Penn Option immediately prior to the Effective Time.

(2)                                 Exercise Price.  The per share exercise price of the adjusted Penn Option shall be equal to the product of (1) the per share exercise price of the Penn Option immediately prior to the Effective Time multiplied by (2) a fraction, the numerator of which shall be the Opening Penn Stock Price (as defined below) and the denominator of which shall be the Closing Penn Stock Price (as defined below), which product shall be rounded up to the nearest whole cent. The per share exercise price of the GLPI Option shall be equal to the product of (1) the per share exercise price of the Penn Option immediately prior to the Effective Time multiplied by (2) a fraction, the numerator of which shall be the Opening GLPI Stock Price (as defined below) and the denominator of which shall be the

Closing Penn Stock Price, which product shall be rounded up to the nearest whole cent.  The “Opening Penn Stock Price” shall mean the per share closing trading price of Penn Common Shares on the first day (such day, the “Initial Trading Day”) on which there occurs “regular way” trading of both Penn Common Shares and GLPI Common Stock on the NASDAQ National Market on or following the Distribution Date.  The “Opening GLPI Stock Price”  shall mean the per share closing trading price of GLPI Common Stock on the first day on which there occurs “regular way” trading of both Penn Common Shares and GLPI Common Stock on the NASDAQ National Market on or following the Distribution Date.  The “Closing Penn Stock Price” shall be the per share closing trading price of Penn Common Shares trading on the “regular way” basis on the last trading day of the NASDAQ National Market prior to the Initial Trading Day.

(ii)                                  Option Terms.

(1)                                 Service.  Each adjusted Penn Option shall be subject to the same terms and conditions regarding term, vesting, and other provisions regarding exercise as set forth in the original Penn Option, except as set forth below.  Each GLPI Option issued pursuant to this Section 5.2(a) shall be subject to the same terms and conditions regarding term, vesting, and other provisions regarding exercise as set forth in the related Penn Option before the Effective Time, except as set forth below.  Notwithstanding the foregoing, Penn will take such action as is necessary to ensure that with respect to adjusted Penn Options that are held by GLPI Employees as of and following the Effective Time, such individuals will not incur a termination of employment as a result of the Distribution for purposes of the adjusted Penn Options.  GLPI will take such action as is necessary to ensure that with respect to the GLPI Option grants that are held by Penn Employees as of and following the Effective Time, such individuals will not incur a termination of employment as a result of the Distribution for purposes of the GLPI Options.  For purposes of the vesting and termination provisions of the adjusted Penn Options and the GLPI Options, continued service with a Penn Group member or a GLPI Group member, as the case may be, shall be considered to be continued service for purposes of such Option.

(2)                                 Change in Control. Upon a Change in Control of Penn (as defined in the applicable Penn Equity-Based Plan, a “Penn Change in Control”) all then outstanding Penn Options will immediately vest and become exercisable (whether held by a Penn Employee or a GLPI Employee) and all GLPI Options held by Penn Employees will immediately vest and become exercisable.  Upon a Change in Control of GLPI (as defined in the GLPI Long Term Incentive Plan, a “GLPI Change in Control”) all then outstanding GLPI Options will immediately vest and become exercisable (whether held by a Penn Employee or a GLPI Employee) and all Penn Options held by GLPI employees will immediately vest and become exercisable.  Penn Options and GLPI Options that immediately vest and become exercisable pursuant to this Section 5.2(a)(ii)(2) shall remain exercisable for the remainder of their original terms, notwithstanding any subsequent termination of the holder’s employment or service.

(3)                                 Exercise; Withholding. Upon the exercise of a GLPI Option, whether by a Penn Employee or a GLPI Employee, the exercise price shall be paid to (or otherwise satisfied to the satisfaction of) GLPI in accordance with the terms of the option, and GLPI shall be solely responsible for the issuance of GLPI Common Stock in respect of such exercise, for ensuring the withholding of all applicable employment tax on behalf of the employing entity of such holder, and for ensuring the remittance of such employment taxes to the employing entity of such holder.  Upon the exercise of a Penn Option, whether by a Penn Employee or a GLPI Employee, the exercise price shall be paid to (or otherwise satisfied to the satisfaction of) Penn in accordance with the terms of the Penn Option, and Penn shall be solely responsible for the issuance of Penn Common Shares, for ensuring the withholding of all applicable employment tax on behalf of the employing entity of such holder and for ensuring the remittance of such employment taxes to the employing entity of such holder.

(4)                                 Dividend Equivalents — Unvested GLPI Options. The holder of any GLPI Options which are unvested as of the Distribution Date will be credited with dividend equivalents with respect to the unvested GLPI Options for the GLPI Common Stock subject to such GLPI Options, which dividend equivalents will accrue and be paid out (subject to applicable withholding) by GLPI to the holder on the vesting date of the related GLPI Option (or portion thereof).  Dividend equivalents shall be calculated as follows: (i) with respect to any cash distribution, on each date that any such cash distribution is paid to all holders of GLPI Common Stock while the GLPI Options are outstanding and unvested, GLPI shall establish or designate an account for the holder of the GLPI Option and the holder’s account shall be credited with the right to receive an amount of cash equal to the amount of such cash distribution with respect to each share of GLPI Common Stock subject to the unvested portion of such GLPI Option, had such shares been outstanding on the date of such share distribution and (ii) with respect to any distribution in GLPI Common Stock (or other shares), on each date that any such share distribution is paid to all holders of GLPI Common Stock while the GLPI Options are outstanding and unvested, GLPI shall establish or designate an account for the holder of the GLPI Option and the holder’s account shall be credited with the right to receive the number of shares of GLPI Common Stock or other shares that would have been delivered with respect to the number of shares of GLPI Common Stock subject to the unvested portion of the GLPI Option, had such shares been outstanding on the date of such share distribution.

(5)                                 Dividend Equivalents — Vested GLPI Options. Penn shall reserve the amount of $[•], which amount is intended to reflect the aggregate dividend equivalents that would be expected to be paid within a three year period following the Distribution by GLPI in respect of the number of shares equal to the number of shares subject to vested GLPI Options held by Penn Employees.  Penn shall set this amount aside as a special incentive bonus pool for the purpose of paying bonuses to Penn Employees who hold GLPI Options which either (i) are vested as of the Distribution Date or (ii) vest within three years following the Distribution Date (provided that there is no intention to pay amounts under this paragraph that are duplicative of the dividend equivalents set forth in

Section 5.2(a)(ii)(4)).  No Penn Employee will have any right to be paid any amount from the special incentive bonus pool.

(6)                                 Purging Distribution.  In connection with the Purging Distribution, GLPI Options (whether held by a Penn Employee or a GLPI Employee) shall be adjusted in a manner that preserves both the intrinsic value of the GLPI Options and the ratio immediately prior to the Purging Distribution between the trading price of the GLPI Common Stock and the per share exercise price applicable to the GLPI Option.

(A)                               Number of Shares Subject to Options.  Each GLPI Option will be adjusted into an option to acquire the number of shares of GLPI Common Stock equal to the product of (1) the number of shares of GLPI Common Stock subject to the GLPI Option immediately prior to the ex-dividend date for the Purging Distribution multiplied by (2) a fraction, the numerator of which shall be the closing trading price of the GLPI Common Stock on the date preceding the ex-dividend date for the Purging Distribution and the denominator of which shall be the opening trading price of the GLPI Common Stock on the date immediately following the ex-dividend date for the Purging Distribution (such ratio the “Purging Distribution Exchange Ratio”), rounded down to the nearest whole share.

(B)                               Exercise Price. The exercise price per share of GLPI Common Stock following the adjustment will equal to the per share exercise price of the GLPI Option before the adjustment divided by the Purging Distribution Exchange Ratio, rounded up to the nearest cent.

(b)                                 Stock Appreciation Rights.

(i)                                     Conversion.  Each Penn Stock Appreciation Right which is outstanding immediately prior to the Effective Time will be converted upon the Effective Time into two separate stock appreciation rights, an adjusted Penn Stock Appreciation Right and a GLPI Stock Appreciation Right, as set forth below.

(1)                                 Number of Shares Subject to Stock Appreciation Rights.  The number of Penn Common Shares subject to each of the adjusted Penn Stock Appreciation Rights will be equal to the number of Penn Common Shares subject to the Penn Stock Appreciation Right immediately prior to the Effective Time.  The number of shares of GLPI Common Stock subject to the GLPI Stock Appreciation Right will be equal to the number of Penn Common Shares subject to the Penn Stock Appreciation Right immediately prior to the Effective Time.

(2)                                 Strike Price.  The per share strike price of the adjusted Penn Stock Appreciation Right shall be equal to the product of (1) the per share strike price of the

Penn Stock Appreciation Right immediately prior to the Effective Time multiplied by (2) a fraction, the numerator of which shall be the Opening Penn Stock Price and the denominator of which shall be the Closing Penn Stock Price, which product shall be rounded up to the nearest whole cent.  The per share strike price of the GLPI Stock Appreciation Right shall be equal to the product of (1) the per share strike price of the Penn Stock Appreciation Right immediately prior to the Effective Time multiplied by (2) a fraction, the numerator of which shall be the Opening GLPI Stock Price and the denominator of which shall be the Closing Penn Stock Price, which product shall be rounded up to the nearest whole cent.

(ii)                                  Stock Appreciation Right Terms.

(1)                                 Service.  Each adjusted Penn Stock Appreciation Right issued shall be subject to the same terms and conditions regarding term, vesting, and other provisions regarding exercise as set forth in the original Penn Stock Appreciation Right, except as set forth below.  Each GLPI Stock Appreciation Right issued pursuant to this Section 5.2(b) shall be subject to the same terms and conditions regarding term, vesting, and other provisions regarding exercise as set forth in the related Penn Stock Appreciation Right before the Effective Time, except as set forth below.  Notwithstanding the foregoing, Penn will take such action as is necessary to ensure that with respect to adjusted Penn Stock Appreciation Rights that are held by GLPI Employees as of and following the Effective Time, such individuals will not incur a termination of employment as a result of the Distribution for purposes of the adjusted Penn Stock Appreciation Rights.  GLPI will take such action as is necessary to ensure that with respect to the GLPI Stock Appreciation Right grants that are held by Penn Employees as of and following the Effective Time, such individuals will not incur a termination of employment as a result of the Distribution for purposes of the GLPI Stock Appreciation Rights.  For purposes of the vesting and termination provisions of the adjusted Penn Stock Appreciation Right and the GLPI Stock Appreciation Rights, continued service with a Penn Group member or a GLPI Group Member shall be considered to be continued service for purposes of such Stock Appreciation Right.

(2)                                 Change in Control. Upon a Penn Change in Control all Penn Stock Appreciation Rights will immediately vest and become exercisable (whether held by a Penn Employee or a GLPI Employee) and all GLPI Stock Appreciation Rights held by Penn Employees will immediately vest and become exercisable.  Upon a GLPI Change in Control all GLPI Stock Appreciation Rights will immediately vest and become exercisable (whether held by a Penn Employee or a GLPI Employee) and all Penn Stock Appreciation Rights held by GLPI employees will immediately vest and become exercisable on their original schedule, without any requirement of continued employment.  Penn Stock Appreciation Rights and GLPI Stock Appreciation Rights that immediately vest and become exercisable pursuant to this Section 5.2(b)(ii)(2) shall remain exercisable for the remainder of their original terms, notwithstanding any subsequent termination of the holder’s employment or service.

(3)                                 Exercise; Withholding.  GLPI shall be solely responsible for the payment of  cash in respect of Penn or GLPI Stock Appreciation Rights held by GLPI Employees, for ensuring the withholding of all applicable employment tax, and for ensuring the remittance of such employment taxes to the applicable governmental authority.  Penn shall be solely responsible for the payment of cash in respect of Penn or GLPI Stock Appreciation Rights held by Penn Employees, for ensuring the withholding of all applicable employment tax, and for ensuring the remittance of such employment taxes to the applicable governmental authority.

(4)                                 Dividend Equivalents — Unvested GLPI Stock Appreciation Rights. The holder of any GLPI Stock Appreciation Rights which are unvested as of the Distribution Date will be credited with dividend equivalents with respect to the unvested GLPI Stock Appreciation Rights for the GLPI Common Stock subject to such GLPI Stock Appreciation Rights, which dividend equivalents will accrue and be paid out (subject to applicable withholding) by GLPI to holders who are GLPI Employees and by Penn to holders who are Penn Employees, in each case on the vesting date of the related GLPI Stock Appreciation Right (or portion thereof).  Dividend equivalents shall be calculated as follows: (i) with respect to any cash distribution, on each date that any such cash distribution is paid to all holders of GLPI Common Stock while the GLPI Stock Appreciation Rights are outstanding and unvested, GLPI shall establish or designate an account for the holder of the GLPI Stock Appreciation Right and the holder’s account shall be credited with the right to receive an amount of cash equal to the amount of such cash distribution with respect to each share of GLPI Common Stock subject to the unvested portion of such GLPI Stock Appreciation Right, had such shares been outstanding on the date of such share distribution and (ii) with respect to any distribution in GLPI Common Stock (or other shares), on each date that any such share distribution is paid to all holders of GLPI Common Stock while the GLPI Stock Appreciation Rights are outstanding and unvested, GLPI shall establish or designate an account for the holder of the GLPI Stock Appreciation Right and the holder’s account shall be credited with the right to receive the number of share of GLPI Common Stock or other shares that would have been delivered with respect to the number of shares of GLPI Common Stock subject to the unvested portion of the GLPI Stock Appreciation Right, had such shares been outstanding on the date of such share distribution.

(5)                                 Dividend Equivalents — Vested GLPI Stock Appreciation Rights. Penn shall reserve the amount of $[•], which amount is intended to reflect the aggregate dividend equivalents that would be expected to be paid within a three year period following the Distribution by GLPI in respect of the number of shares equal to the number of shares subject to vested GLPI Stock Appreciation Rights held by Penn Employees.  Penn shall set this amount aside as a special incentive bonus pool for the purpose of paying bonuses to Penn Employees who hold GLPI Stock Appreciation Rights which either (i) are vested as of the Distribution Date or (ii) vest within three years following the Distribution Date (provided that there is no intention to pay amounts under this paragraph that are duplicative of the dividend equivalents set forth in Section 5.2(b)(ii)(4)).  No Penn Employee will have any right to be paid any amount from the special incentive bonus pool.

(6)                                 Purging Distribution.  In connection with the Purging Distribution, GLPI Stock Appreciation Rights (whether held by a Penn Employee or a GLPI Employee) shall be adjusted in a manner that preserves both the intrinsic value of the GLPI Stock Appreciation Rights and the ratio immediately prior to the Purging Distribution between the trading price of the GLPI Common Stock and the per share strike price applicable to the GLPI Stock Appreciation Right.

(A)                               Number of Shares Subject to Stock Appreciation Rights.  Each GLPI Stock Appreciation Right will be adjusted into a stock appreciation right with respect to the number of shares of GLPI Common Stock equal to the product of (1) the number of shares of GLPI Common Stock subject to the GLPI Stock Appreciation Right immediately prior to the ex-dividend date for the Purging Distribution multiplied by (2) the Purging Distribution Exchange Ratio, rounded down to the nearest whole share.

(B)                               Strike Price.  The strike price per share of GLPI Common Stock subject to the GLPI Stock Appreciation Right following the adjustment will equal to the per share strike price of the GLPI Stock Appreciation Right before the adjustment divided by the Purging Distribution Exchange Ratio, rounded up to the nearest cent.

(c)                                  Restricted Stock and Restricted Stock Units.

(i)                                     Restricted Stock.  Upon the Effective Time, holders of Penn Restricted Stock Awards will become entitled to GLPI Restricted Stock Awards equal to a number of shares of GLPI Common Stock to which such holder becomes entitled pursuant to the Distribution.

(ii)                                  Restricted Stock Units.  Upon the Effective Time, holders of Penn Restricted Stock Units will receive a GLPI Restricted Stock Unit with respect to a number of shares of GLPI Common Stock equal to the number of Penn Common Shares subject to the corresponding Penn Restricted Stock Unit immediately prior to the Effective Time.

(iii)                               Restricted Award Terms.

(1)                                 Service.  Each Penn Restricted Award shall be subject to the same terms and conditions as set forth in the original Penn Restricted Award, except as set forth below.  Each GLPI Restricted Award issued pursuant to this Section 5.2(c) shall be subject to the same terms and conditions as set forth in the related Penn Restricted Award before the Effective Time, except as set forth below.  Notwithstanding the foregoing, Penn will take such action as is necessary to ensure that with respect to adjusted Penn Restricted Awards that are held by GLPI Employees as of and following the Effective Time, such individuals will not incur a termination of employment as a result of the Distribution for purposes of the adjusted Penn Restricted Awards.  GLPI will take such action as is necessary to ensure that with respect to the GLPI Restricted Awards that are held by Penn Employees as of and following the Effective Time, such individuals will not incur a termination of employment as a result of the Distribution for purposes of the GLPI Restricted Awards.  For purposes of the vesting and termination provisions of the Penn Restricted Awards and the GLPI Restricted Awards, continued service with a Penn Group member or a GLPI Group member shall be considered to be continued service for purposes of such Restricted Award.

(2)                                 Change in Control Provisions.  Upon a Penn Change in Control, all Penn Restricted Awards will vest and be paid out, as the case may be (whether held by a Penn Employee or a GLPI Employee), and all GLPI Restricted Awards held by Penn Employees will vest and be paid out, as the case may be.  Upon a GLPI Change in Control, all GLPI Restricted Awards will vest and be paid out, as the case may be (whether held by a Penn Employee or a GLPI Employee), and all Penn Restricted Awards held by GLPI employees will vest and be paid out, as the case may be.

(3)                                 Delivery; Withholding. GLPI shall be solely responsible for the issuance of GLPI Common Stock in respect of GLPI Restricted Stock Awards (regardless of the holder thereof), for ensuring the withholding of all applicable employment tax on behalf of the employing entity of such holder, and for ensuring the remittance of such employment taxes to the employing entity of such holder.  Penn shall be solely responsible for the issuance of Penn Common Shares in respect of Penn Restricted Stock Awards (regardless of the holder thereof), for ensuring the withholding of all applicable employment tax on behalf of the employing entity of such holder, and for ensuring the remittance of such employment taxes to the employing entity of such holder.  GLPI shall be solely responsible for the payment of  cash in respect of Penn or GLPI Restricted Stock Units held by GLPI Employees, for ensuring the withholding of all applicable employment tax, and for ensuring the remittance of such employment taxes to the applicable governmental authority.  Penn shall be solely responsible for the payment of cash in respect of Penn or GLPI Restricted Stock Units held by Penn Employees, for ensuring the withholding of all applicable employment tax, and for ensuring the remittance of such employment taxes to the applicable governmental authority.  Any forfeited GLPI Restricted Awards will be forfeited to GLPI and any forfeited Penn Restricted Awards will be forfeited to Penn (regardless of the employer of the holder thereof).

(4)                                 Dividend Equivalents.  Holders of GLPI Restricted Stock Units will have a right to receive dividend equivalents with respect to the shares of GLPI  Common Stock underlying such award, which dividend equivalents will accrue and be paid by GLPI to holders who are GLPI Employees and by Penn to holders who are Penn Employees, in each case on the payment date of the related GLPI Restricted Stock Units (subject to the award vesting on such date).   Holders of GLPI Restricted Stock Awards will be entitled to receive any dividends paid with respect to the GLPI Common Stock subject to such award on the same date or dates that dividends are payable on GLPI Common Shares to holders of such shares generally.

(5)                                 Purging Distribution.  Upon declaration of the Purging Distribution, holders of GLPI Restricted Stock Units will be credited with a dividend equivalent equal to the Purging Distribution, which dividend will accrue and be paid by GLPI to holders who are GLPI Employees and by Penn to holders who are Penn Employees, in each case, if applicable, on the payment date of the related GLPI Restricted Stock Unit. Holders of GLPI Restricted Stock Awards will be entitled to receive the Purging Distribution with respect the GLPI Common Stock subject to such award on the same date or dates that the Purging Distribution is payable on GLPI Common Stock to stockholders of GLPI generally.

(d)                                 Allocation of Tax Deduction.  The deduction in respect of equity based awards held by Penn Employees (whether with respect to Penn Common Shares or GLPI Common Stock) will be allocated to Penn.  The deduction in respect of equity based awards held by GLPI Employees as a result of the operation of this Section 5.2 (whether with respect to Penn Common Shares or GLPI Common Stock) will be allocated as follows: a pro-rata portion of the deduction will be allocated to Penn based on the portion of the vesting period occurring prior to the Distribution; the remainder of the deduction, if any, will be allocated to GLPI.

(e)                                  Partial Interests in Shares.  To the extent that any adjustment described in this Section 5.2 results in any fractional interest in shares, such fractional interest shall be rounded down to the nearest whole share.  No fractional interests shall be payable in cash or otherwise.

(f)                                   Administration.  Each of Penn and GLPI shall establish an appropriate administration system in order to handle exercises and delivery of shares in an orderly manner and provide reasonable levels of service for equity award holders.

(g)                                  No Effect on Subsequent Awards.  The provisions of this Section 5.2 shall have no effect on the terms and conditions of equity and equity-based awards granted following the Effective Date by Penn or GLPI.

ARTICLE VI

GENERAL AND ADMINISTRATIVE

6.1                               Sharing of Participant Information.  To the maximum extent permitted under applicable Law, Penn and GLPI shall share, and shall cause each member of its respective Group to share, with each other and their respective agents and vendors all participant information reasonably necessary for the efficient and accurate administration of each of the Penn Plans and the GLPI Plans. Penn and GLPI and their respective authorized agents shall, subject to applicable laws on confidentiality, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other Party, to the extent necessary for such administration.  Until the Effective Time, all participant information shall be provided in the manner and medium applicable to Participating Companies in the Penn Plans generally, and thereafter until the time at which the Parties subsequently determine, all participant information shall be provided in a manner and medium that are compatible with the data processing systems of Penn as in effect as of the Effective Time, unless otherwise agreed to by Penn and GLPI.

6.2                               Non-Termination of Employment; No Third Party Beneficiaries.  No provision of this Agreement or the Separation Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any future, present, or former employee of Penn, a Penn Group member, GLPI, or a GLPI Group member under any Penn Plan or GLPI Plan or otherwise.  Except as expressly provided in this Agreement, nothing in this Agreement shall preclude GLPI or any GLPI Group member, at any time after the Effective Time, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any GLPI Plan, any benefit under any GLPI Plan or any trust, insurance policy or funding vehicle related to any GLPI Plan; and (iii) except as expressly provided in this Agreement, nothing in this Agreement shall preclude Penn or any Penn Group member, at any time after the Effective Time, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Penn Plan, any benefit under any Penn Plan or any trust, insurance policy or funding vehicle related to any Penn Plan.

6.3                               Audit Rights with Respect to Information Provided.  Each of Penn and GLPI, and their duly authorized representatives, shall have the right to conduct reasonable audits with respect to all information provided to it by the other Party.  The Parties shall cooperate to determine the procedures and guidelines for conducting audits under this Section 6.3, which shall require reasonable advance notice by the auditing Party.  The auditing Party shall have the right to make copies of any records at its expense, subject to applicable Law.

6.4                               Fiduciary Matters.  Penn and GLPI each acknowledge that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable Law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination (as supported by advice from counsel experienced in such matters) that to do so would violate such a fiduciary duty or standard. Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.

6.5                               Consent of Third Parties.  If any provision of this Agreement is dependent on the consent of any third party (such as a vendor or Governmental Authority) and such consent is withheld, Penn and GLPI shall use commercially reasonable efforts to implement the applicable provisions of this Agreement to the full extent practicable.  If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, Penn and GLPI shall negotiate in good faith to implement the provision in a mutually satisfactory manner.  The phrase “commercially reasonable efforts” as used herein shall not be construed to require the incurrence of any non-routine or unreasonable expense or liability or the waiver of any right.

6.6                               Subsequent Transfers of Employment.  To the extent that the employment of any individuals transfers between any Penn Group member and any GLPI Group member in the twenty four (24) month period following the Effective Date, the Parties shall use their reasonable efforts to effect the provisions of this Agreement with respect to the compensation and benefits of such individuals following such transfer, it being understood that (i) it may not be possible to replicate the effect of such provisions under such circumstances and (ii) neither Penn nor GLPI shall be bound by the provisions of this Section 6.6 to assume any Liabilities or transfer any assets.  Notwithstanding to foregoing, for compensation subject to the provisions of Section 409A of the Code, any such subsequent transfer shall be a separation from service from the applicable employer for purposes of such compensation, and the consequences of such separation from service shall be determined in accordance with the terms of the applicable plan or agreement.

ARTICLE VII

GOVERNING LAW; DISPUTE RESOLUTION

7.1                               Governing Law.  This Agreement and the legal relations between the Parties hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflict of laws rules thereof to the extent such rules would require the application of the law of another jurisdiction.

7.2                               Dispute Resolution.  The provisions of Article VII of the Separation Agreement shall apply, mutatis mutandis, to all disputes, controversies or claims (whether arising in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with this Agreement or the transactions contemplated hereby.

ARTICLE VIII

MISCELLANEOUS

8.1                               Complete Agreement; Construction.  This Agreement (including the schedules hereto) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between on behalf of the Parties with respect to such subject matter.

8.2                               Survival of Agreements.  Except as otherwise contemplated by this Agreement, any covenants and agreements of the Parties contained in this Agreement shall survive the Effective Time and remain in full force and effect in accordance with their applicable terms.

8.3                               Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile or electronic transmission with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.3):

If to Penn, to:

Penn National Gaming, Inc.

825 Berkshire Boulevard, Suite 200

Wyomissing, Pennsylvania 19610

Attention:                                         Chief Executive Officer

Facsimile:                                         (610) 376-2842

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York  10036-6522

Attention:                                         Regina Olshan, Esq.

Facsimile:                                         (212) 735-2000

if to GLPI, to:

Gaming and Leisure Properties, Inc.

825 Berkshire Boulevard, Suite 400

Wyomissing, Pennsylvania 19610

Attention:                                         Chief Executive Officer

Facsimile:                                         [•]

with a copy to (which shall not constitute notice):

Pepper Hamilton LLP

300 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, Pennsylvania 19103

Attention:                                         Barry M. Abelson, Esq.
Facsimile:                                         (215) 981-4750

8.4                               Termination.  Notwithstanding any provision to the contrary, this Agreement may be terminated at any time prior to the Effective Time by and in the sole discretion of Penn without the prior approval of any Person, including GLPI.  In the event of such termination, this Agreement shall become void and no Party, or any of its officers and directors shall have any liability to any Person by reason of this Agreement.  After the Effective Time, this Agreement may not be terminated except by an agreement in writing signed by each of the Parties.

8.5                               Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

8.6                               Assignment; No Third-Party Beneficiaries.  This Agreement shall not be assigned by any Party without the prior written consent of the other Parties, except that Penn may assign (i) any or all of its rights and obligations under this Agreement to any of its Affiliates and (ii) any or all of its rights and obligations under this Agreement in connection with a sale or disposition of any assets or entities or lines of business of Penn; provided, however, that, in each case, no such assignment shall release Penn from any liability or obligation under this Agreement.  This Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing in this Agreement, express or implied, (i) is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, (ii) shall confer any right to employment or continued employment for any period or terms of employment, (iii) be interpreted to prevent or restrict the Parties from modifying or terminating any Penn Plan or GLPI Plan or the employment or terms of employment of any Penn Employee or GLPI Employee or (iv) shall establish, modify or amend any Penn Plan or GLPI Plan covering a Penn Participant, GLPI Participant, any collective bargaining agreements, national collective bargaining agreements, or the terms and conditions of employment applicable to a Penn Employee or a GLPI Employee.

8.7                               Specific Performance.  Subject to the provisions of Article VII of this Agreement, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party which is or is to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief (on an interim or permanent basis) of its rights under this Agreement, in addition to any and all other rights and remedies at Law or in equity, and all such rights and remedies shall be cumulative.  The Parties agree that the remedies at Law for any breach or threatened breach, including monetary damages, may be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at Law would be adequate is waived.  Any requirements for the securing or posting of any bond with such remedy are waived by each of the Parties.

8.8                               Amendment.  No provision of this Agreement may be amended or modified except by a written instrument signed by all the Parties.  No waiver by any Party of any provision of this Agreement shall be effective unless explicitly set forth in writing and executed by the Party so waiving.  The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

8.9                               Rules of Construction.  Interpretation of this Agreement shall be governed by the following rules of construction:  (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context re-quires, (ii) references to the terms Article, Section, paragraph, clause, Exhibit and Schedule are references to the Articles, Sections, paragraphs, clauses, Exhibits and Schedules of this Agreement unless otherwise specified, (iii) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits here-to, (iv) references to “$” shall mean U.S. dollars, (v) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified, (vi) the word “or” shall not be exclusive, (vii) references to “written” or “in writing” include in electronic form, (viii) provisions shall apply, when appropriate, to successive events and transactions, (ix) the table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement, (x)

Penn and GLPI have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening either Party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts of this Agreement, and (xi) a reference to any Person includes such Person’s successors and permitted assigns.

8.10                        Counterparts.  This Agreement may be executed in one (1) or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format (PDF) shall be as effective as delivery of a manually executed counterpart of any such Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

PENN NATIONAL GAMING, INC.

By:
Name:
Title:

GAMING AND LEISURE PROPERTIES, INC.

By:
Name:
Title: